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                                                                      EXHIBIT 21

               Subsidiaries of Remington Products Company, L.L.C.

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
                                                             State or Other
                                                             Jurisdiction of
     Name of Subsidiary                                      Incorporation
     ------------------                                      ---------------
     Remington Capital Corp. ............................... Delaware
     Remington Corporation, L.L.C. ......................... Delaware
     Remington Licensing Corporation........................ Delaware
     Remington Rand Corporation............................. Delaware
     Remington Consumer Products Limited.................... United Kingdom
     Remington Consumer Products Limited.................... Ireland
     Remington Products Australia Pty. Ltd. ................ Victoria, Australia
     Remington Products (Canada), Inc. ..................... Canada
     Remington Products GmbH................................ Germany
     Remington Products New Zealand Limited................. New Zealand

     Remington Capital Corp. has no subsidiaries.
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